UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14829 (Commission File Number)	84-0178360 (IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5
(Address of principal executive offices, including Zip Code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2014, Molson Coors Brewing Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, Molson Canada 2005 (“MC 2005”), Molson Coors International LP (“MCI LP”), Molson Coors Canada Inc. (“MCCI”) and Molson Coors Brewing Company (UK) Limited (“MCBC UK”), the Lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and an Issuing Bank, Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent and Bank of America, N.A., as an Issuing Bank. MC 2005, MCI LP, MCCI and MCBC UK are referred to as the “Borrowing Subsidiaries.” Pursuant to the Credit Agreement, the Company guaranteed all obligations of the Borrowing Subsidiaries owing under the Credit Agreement. The Credit Agreement replaces the $400,000,000 Credit Agreement, dated as of April 11, 2011 (as amended, the “Existing 2011 Credit Agreement”) and the $550,000,000 Credit Agreement, dated as of April 3, 2012, as amended (the “Existing 2012 Credit Agreement”).

The Credit Agreement provides for (i) a five-year revolving credit facility of $750,000,000 and (ii) the right of the Borrower to request an increase in the credit facility by an amount not to exceed the sum of (A) $250,000,000 and (B) such additional amounts as would not cause the Company’s leverage ratio to exceed 3.50:1.00 on a pro forma basis after giving effect to such increase that is not committed by any lender. Unless terminated earlier, the Credit Agreement will mature on June 18, 2019, and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, if any, will be payable in full on such date.

Loans under the Credit Agreement will bear interest, at the Company’s option, at a variable rate (a) for U.S. dollar denominated loans, based on LIBOR or a base rate that is based on the highest of (i) the U.S. prime rate, (ii) the federal funds rate plus 0.5% and (iii) the LIBOR rate for one month plus 1% and, in the case of LIBOR loans, plus an applicable margin depending on the Debt Rating (as defined in the Credit Agreement), (b) for Canadian dollar denominated loans, based on the greater of (i) the Canadian prime rate and (ii) the CDOR Rate (as defined in the Credit Agreement) plus 0.5%, (c) for Canadian dollar denominated bills of exchange, based on an applicable margin based on the Debt Rating and (d) for Sterling or Euro denominated loans, based on LIBOR plus an applicable margin based on the Debt Rating. The applicable margin ranges, in the case of LIBOR loans, from 0.875% to 2.00% per annum, depending upon the Debt Rating. With respect to loans accruing interest based on a base rate, interest payments are due quarterly in arrears on the last day of each fiscal quarter.  With respect to loans accruing interest based on LIBOR,  interest payments are due on the last day of the applicable interest period, or, if such interest period is greater than three months, the last day of each such three-month period.  In the case of a payment default, the otherwise applicable interest rate may be raised 2.00% per annum on all overdue amounts. The Company will pay each lender under the Credit Agreement a commitment fee, which will accrue in an amount that ranges between 0.10% and 0.30% per annum, depending upon the Debt Rating, for the daily average undrawn commitment of such lender until such commitment terminates.

Letters of credit under the Credit Agreement will be issued by the Administrative Agent, an Issuing Bank or such other lender as agreed to by the parties in an aggregate face amount up to $100,000,000.

The Credit Agreement contains customary events of default and specified representations and warranties and covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional priority indebtedness, create or permit liens on assets, or engage in mergers or consolidations. The Credit Agreement also requires the Company to maintain a maximum leverage ratio of not greater than 3.50:1.00 as of the last day of any fiscal quarter.

If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The obligations under the Credit Agreement are general unsecured obligations of the Company and the Borrowing Subsidiaries. In connection with the Credit Agreement, the Company, and certain of its subsidiaries entered into a Subsidiary Guarantee Agreement, dated June 18, 2014 (the “Subsidiary Guarantee Agreement”), pursuant to which certain subsidiaries agreed to guarantee, the payment when and as due of the obligations of the Company and/or certain Borrowing Subsidiaries under the Credit Agreement.

The foregoing description of the material terms of the Credit Agreement and the Subsidiary Guarantee Agreement is qualified by reference to the Credit Agreement and the Subsidiary Guarantee Agreement, respectively, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 1.02 Termination of Material Definitive Agreement.

Existing 2011 Credit Agreement

On June 18, 2014, the Company terminated the Existing 2011 Credit Agreement. The Existing 2011 Credit Agreement was scheduled to expire on April 10, 2015.  However, the Existing 2011 Credit Agreement was terminated in connection with and as a condition of entering into the Credit Agreement. The Company did not incur any early termination penalty in connection with such termination.

A description of the Existing 2011 Credit Agreement is included in the Company’s Form 8-K filed on April 18, 2011 and is incorporated by reference herein.

Existing 2012 Credit Agreement

On June 18, 2014, the Company terminated the Existing 2012 Credit Agreement. The Existing 2012 Credit Agreement was scheduled to expire on April 3, 2016. However, the Existing 2012 Credit Agreement was terminated in connection with and as a condition of entering into the Credit Agreement. The Company did not incur any early termination penalty in connection with such termination.

A description of the Existing 2012 Credit Agreement is included in the Company’s Form 8-K filed on April 3, 2012 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 8.01 Other Events

In connection with the entry into the Credit Agreement, on June 18, 2014 the Company reduced the size of its existing commercial paper program from a maximum aggregate amount outstanding at any time of up to $950 million to $750 million.

Item 9.01 Financial Statements and Exhibits.

(d)                             Exhibits.

Exhibit Number	Description

10.1

Credit Agreement, dated as of June 18, 2014, by and among Molson Coors Brewing Company, Molson Coors Brewing Company (UK) Limited, Molson Canada 2005, Molson Coors Canada Inc. and Molson Coors International LP, the Lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and an Issuing Bank, Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent, and Bank of America, N.A., as an Issuing Bank.

10.2

Subsidiary Guarantee Agreement, dated as of June 18, 2014, among Molson Coors Brewing Company, Molson Coors International LP, Coors Brewing Company, CBC Holdco LLC, CBC Holdco 2 LLC, MC Holding Company LLC, Newco3, Inc., Molson Coors Holdco Inc., Molson Coors Capital Finance ULC, Molson Coors International General, ULC, Coors International Holdco, ULC, Molson Coors Callco ULC, Molson Coors Canada Holdco, ULC, Molson

Holdco, ULC, 3230600 Nova Scotia Company ULC, Molson Canada 2005, Molson Coors Canada Inc., Molson Inc., Molson Coors Brewing Company (UK) Limited, Molson Coors Holdings Limited, Golden Acquisition, Molson Coors (UK) Holdings LLP, and Deutsche Bank AG New York Branch, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2014

MOLSON COORS BREWING COMPANY

/s/ Samuel D. Walker
By:	Samuel D. Walker
Chief People and Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, dated as of June 18, 2014, by and among Molson Coors Brewing Company, Molson Coors Brewing Company (UK) Limited, Molson Canada 2005, Molson Coors Canada Inc. and Molson Coors International LP, the Lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and an Issuing Bank, Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent, and Bank of America, N.A., as an Issuing Bank.

10.2

Subsidiary Guarantee Agreement, dated as of June 18, 2014, among Molson Coors Brewing Company, Molson Coors International LP, Coors Brewing Company, CBC Holdco LLC, CBC Holdco 2 LLC, MC Holding Company LLC, Newco3, Inc., Molson Coors Holdco Inc., Molson Coors Capital Finance ULC, Molson Coors International General, ULC, Coors International Holdco, ULC, Molson Coors Callco ULC, Molson Coors Canada Holdco, ULC, Molson Holdco, ULC, 3230600 Nova Scotia Company ULC, Molson Canada 2005, Molson Coors Canada Inc., Molson Inc., Molson Coors Brewing Company (UK) Limited, Molson Coors Holdings Limited, Golden Acquisition, Molson Coors (UK) Holdings LLP, and Deutsche Bank AG New York Branch, as Administrative Agent.